EXHIBIT 10.15

LEASE AGREEMENT

THIS LEASE AGREEMENT, entered into this 20 day of January, 2005, by and between Schany Family Limited Partnership, a Minnesota limited partnership, (hereinafter referred to as “Landlord”), and Lumificient Technologies, LLC, a limited liability company under the laws of the State of Delaware, (hereinafter referred to as “Tenant”).

W I T N E S S E T H :

Landlord, for and in consideration of the rent, covenants and agreements hereinafter set forth to be paid, kept and performed by Tenant, hereby demises and leases unto Tenant, and Tenant hereby does hire and rent from Landlord, the premises hereinafter described, for the period, at the rental, and upon the terms and conditions hereinafter set forth.

IT IS AGREED:

ARTICLE 1. THE LEASED PREMISES.

A. The premises is described as Lot 4, Block 1, East Maple Grove Industrial Park 2nd Hennepin County, Minnesota, located at 8752 Monticello Lane, Maple Grove, Minnesota, consisting of a building of approximately 13,200 square feet (outside dimensions), including approximately 1,860 square feet of office, 1,860 square feet of mezzanine office and 9,480 square feet of warehouse, together with all parking areas, access roads and facilities, driveways, sidewalks and other walkways, stairways, loading areas, landscaped areas, and such other areas and improvements located in and on the premises (hereinafter sometimes referred to as the Leased Premises” or the “Demised Premises”.

B. LEFT BLANK INTENTIONALLY

C. Construction by Landlord. Tenant agrees to take space “as is” with no further work, to be done by Landlord.

D. Construction by Tenant. Tenant, at its cost and expense and with no right of reimbursement from Landlord, except as stated in this Section below, and shall do all work and make all installations necessary for Tenant’s use and occupancy, including the installation and connection of all trade or business fixtures as required by Tenant for Tenant’s use.

Tenant shall prepare and submit to Landlord for approval all of Tenant’s plans and specifications. Landlord shall approve such work and or plans within five (5) business days of receipt from Tenant.

Tenant’s Work shall be performed in good and workmanlike manner, shall be in conformity with all applicable federal, state and local laws, ordinances, building codes and fire regulations, and shall be free of any liens for labor and materials.

Tenant shall indemnify Landlord for and hold Landlord harmless from any penalty, loss, damage, injury or liability of any kind arising out of Tenant’s work and installations.

Notwithstanding the provisions of the above to the contrary, Tenant shall perform the work identified in Exhibit “A” attached hereto entitled “Tenant’s Work”. Upon completion of Tenant’s Work, Landlord shall issue to Tenant a credit for the monthly base rent due for the months of July, August and September 2005.

E. Partitions, Fixtures, Machinery and Equipment. Tenant acknowledges hereby that all partitions erected in the Leased Premises; all improvements affixed to the Leased Premises; and all fixtures, machinery and equipment, including, but not limited to, heating and air conditioning equipment, plumbing and electrical pipes, wiring, connections, and fittings, which are necessary to the general operation and maintenance of the leased premises, shall become immediately and remain the property of Landlord without compensation to Tenant (other than payment of any construction allowance specifically provided for in writing) whether owned by Landlord at the commencement of the term, subsequently purchased or constructed by Landlord, or purchased or constructed by Tenant in accordance with any of Tenant’s obligations under the terms of this Lease. Specifically excluded from the foregoing are customarily removable professional trade or business fixtures and equipment which are not necessary for the general operation and maintenance of leased premises and which are put in at the expense of Tenant, as well as movable furniture and other movable personal property put in at the expense of Tenant, and such items shall be and remain the property of Tenant and may be removed by Tenant at termination of this Lease, provided, Tenant is not in default hereunder, as provided, the Leased Premises are restored as provided. All the property removable shall be removed on or before the last day of the term hereof or any extension thereof or upon the earlier termination of such term, and all property not so removed shall be deemed abandoned by Tenant to Landlord.

F. Condition of Leased Premises and Landlord’s Property at Termination. At termination of this Lease, Tenant shall quit and deliver the Leased Premises, all partitions, improvement, alterations and other property of Landlord (as hereinabove described) to Landlord in good condition and repair, broom clean, allowance being made for ordinary wear and tear and obsolescence. If Tenant chooses not to remove its property (as hereinabove described), Landlord may require Tenant, at Tenant’s expense, to remove its property and restore the Leased Premises as provided in this Article.

G. Reservation of Rights. In addition to all other rights of Landlord and not in limitation thereof, Landlord expressly reserves the right, but not the obligation, to install, maintain, use, and repair and replace the pipes, ducts, conduits and wires leading through the Leased Premises in a manner which will not materially interfere with Tenant’s use thereof.

H. Display by Landlord. Landlord or his agents shall have the right during the term of this Lease or any extension thereof to exhibit the Leased Premises to prospective purchasers during normal business hours. Landlord agrees to give reasonable notice so as not to interfere with Tenant’s business. In addition, Landlord or his agents shall have the right during the last six (6) months of the term of this Lease or any extension thereof, to place and maintain on the Leased Premises and in the windows thereof reasonable signs advertising the availability of the Leased Premises for rent, and to exhibit the Leased Premises to prospective tenants.

ARTICLE 2. USE AND CONDUCT OF BUSINESS.

A. Use. Tenant, and no other person or entity except Flexible Circuit Technologies, Inc., a subtenant of Tenant, shall use the Leased Premises solely for the purpose of conducting and operating the business of Lumificient Technologies, LLC, and Flexible Circuit Technologies, Inc. limited to the following: office, sales, light assembly and the manufacturing of LED lights.

B. Conduct of Business. Unless otherwise consented to in writing by Landlord, Tenant shall conduct its business in the Leased Premises under the name Lumificient Technologies, LLC.

Tenant shall not use, occupy, suffer or permit any use of the Leased Premises which would (a) violate any law, ordinance or regulation; provided, however, Tenant shall have the right to contest the validity of any laws, ordinances or regulations adversely affecting its use of the leased premises, but shall hold Landlord harmless from the consequences of violation of any such law, ordinance or regulation; (b) constitute a nuisance; (c) constitute an extra-hazardous use; or (d) violate, suspend or void any policy or policies of insurance of Landlord in the Premises.

C. Use Increasing Insurance Premium. In the event that the use of the Leased Premises increases the premium rate for the insurance carried by Landlord on the improvements of which the Leased Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

ARTICLE 3. RELEASE OF LANDLORD - INDEMNIFICATION OF LANDLORD.

A. Release of Landlord. All property of any kind that may be on or at the Leased Premises shall be at the sole risk of Tenant, or those claiming through or under Tenant. Except to the extent that any of the following shall result from act or omission of Landlord, its agents, servants or employees or failure on the part of Landlord to perform its covenants or agreement under this Lease, Landlord shall not be liable to Tenant, or to any other person or persons or property; or for the loss of property sustained by Tenant, or by any other person, persons or entities in or upon the Leased Premises or the building of which the Leased Premises are a part; or due to the equipment, fixtures, appliances or machinery in or upon the Leased Premises or the building of which the Leased Premises are a part, or the halls, passageways, areas, area-ways, sidewalks or streets adjoining or appurtenant to the Leased Premises or the building of which the Leased Premises are a part, becoming out of repair or defective; or due to the happening of any accident, however occurring; or due to any act or neglect of Tenant, or of any other person, persons or entities; or due to water, snow, rain, backing up of water mains or sewers, frost, steam, sewage, illuminating gas, sewer gas, odors, electricity or electric current, bursting, stoppage or leaking of pipes, radiators, plumbing, sinks and fixtures in or about the Leased Premises or the building of which the Leased Premises are a part; or due to any nuisance made or suffered thereon or therein.

B. Indemnification of Landlord. Except to the extent that any of the following shall result from act or omission of Landlord, its agents, servants or employees or failure on the part of Landlord to perform its covenants or agreements under this Lease, Tenant will indemnify and save harmless Landlord against all liabilities, damages, claims, fines, penalties, costs and other expenses; including reasonable attorneys fees, which may be imposed upon, incurred by, or asserted against Landlord by reason of all of the following: (a) any use or condition of the leased premises or any part thereof; (b) any personal injury, but not limited to, or property damage occurring on the Leased Premises; (c) any negligence on the part of Tenant, its agents, contractors, licensees or invitees; (d) any failure to comply with any requirement of any governmental authority relating to Tenant’s use and occupancy of the Leased Premises; (e) any prosecution or defense of any suit or other proceeding in discharging the Leased Premises or any part thereof from any liens, judgments or encumbrances created by Tenant or at its direction upon or against the same or against Tenant’s leasehold estate; (f) any proceedings in obtaining possession of the Leased Premises after the termination of this Lease by forfeiture or otherwise; (g) any litigation commenced by or against Tenant to which Landlord is made a party without any fault on the part of Landlord; and (h) any failure on the part of Tenant to perform or comply with any covenant or agreement to be performed or complied with by Tenant hereunder.

ARTICLE 4. TERM.

A. Term. The term of this Lease shall be for a period of sixty (60) months commencing on March 1, 2005 and expiring February 28, 2010. “Lease Year” shall mean a twelve-month period beginning March 1 each year.

B. Holder-Over Tenancy. If Tenant remains in possession of the premises without written consent of Landlord, after the expiration of the term of this Lease, or any extension thereof, such holding over shall, if rent is accepted by Landlord for any period after expiration of the term, create a tenancy from month to month upon the terms and conditions of this Lease, and either Landlord or Tenant may terminate such tenancy at the end of any such month upon not less than thirty (30) days’ notice of termination.

C. Early Termination. Tenant shall have the option to terminate this Lease prior to the expiration date of January 31, 2010 as follows:

i.

At the end of the 36th month of the Lease Term providing Tenant provides Landlord with written notice prior to the 1st day of the 31st month of the Lease Term of Tenant’s election to terminate the Lease at the end of 36 months and with said notice pays to Landlord and early termination fee of $15,000.00;

ii.

At the end of the 48th month of the Lease Term providing Tenant provides Landlord with written notice prior to the 1st day of the 42nd month of the Lease Term of Tenant’s election to terminate the Lease at the end of 48 months and with said notice pays to Landlord and early termination fee of $5,000.00;

D. Early Possession. Tenant shall have the right to occupy the Premises beginning February 1, 2005 for the purpose of performing and completing Tenant’s Work. Tenant shall be responsible for the following during the period of Tenant’s early occupancy:

i.	utilities as provided in Article 6.A.; and

ii.	real estate taxes as provided in Article 6.B.;

iii.	insurance as provided in Article 6.F.

ARTICLE 5. RENT.

A. Minimum Guaranteed Annual Rent. Tenant shall pay to Landlord, payable at the address designated in this Lease for service of notice upon Landlord, or at such other place as Landlord may designate in writing to Tenant, base rent for the term of this Lease as follows:

Month	Monthly Base Rate
March thru June, 2005	$0.00
July 2005 thru June 30, 2006	$5,000.00
July 2006 thru June 30, 2007	$5,100.00
July 2007 thru June 30, 2008	$5,202.00
July 2008 thru June 30, 2009	$5,306.04
July 2009 thru February 28, 2010	$5,412.16

Rent not received by Landlord within five (5) days of the due date (1st day of each month) shall be subject to a five percent (5%) late payment penalty due and payable immediately as additional rent.

B. Additional Rent. In addition to the base rent provided in 5(A) hereof, Tenant shall pay to Landlord, on demand as additional rent, Tenant’s proportionate share of the costs of real estate taxes, annual installments of special assessments, and fire and casualty insurance for the Premises based upon the proportion the total square footage of Tenant’s leased premises bears to the total rentable area of the Premises. For this purpose, Tenant’s proportionate share is mutually agreed to be one hundred (100%).

Such rent shall be payable in equal consecutive monthly installments, payable in advance on the first day of each month beginning February 1, 2005 and throughout the term of this Lease. In the event of a fractional month, a pro rata payment shall be made.

C. Required Payments are “Rent”. In addition to minimum guaranteed rent and additional rent, any and all other payments required to be paid by Tenant under the provisions of this Lease shall be deemed to be and shall become additional rent, whether or not the same be designated as such.

ARTICLE 6. UTILITIES - REAL ESTATE TAXES AND ASSESSMENTS - LICENSE FEES—INSURANCE - WAIVER OF SUBROGATION.

A. Utilities. Tenant shall pay, as they become due and payable and before they become delinquent, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, fuel, telephone and other utility services furnished to the Leased Premises during the term of this Lease, or any renewal or extension hereof. Landlord reserves the right, immediately upon notice to Tenant, to cut off and discontinue any or all utility services in an emergency and/or where necessary to make repairs. Notice shall be as long in advance as reasonably possible. No such action by Landlord shall be construed as an eviction or disturbance of possession or as an election by Landlord to terminate this Lease; provided however, if such action shall continue for a period in excess of three (3) business days, the minimum guaranteed rent only shall be abated thereafter until such time as the utility services are fully restored.

In no event shall Landlord be liable for any interruption or failure in the supply of such utilities caused by accident, breakage, repairs or any other cause beyond the control of Landlord.

B. Real Estate Taxes and Assessments. Subject to payment by Tenant, as hereinafter provided, Landlord shall pay all real estate taxes and all installments of assessments, any taxes in lieu thereof, which may be levied upon or assessed (hereinafter collectively referred to as “taxes”) against the land and improvements including the common areas, constituting the Demised Premises of which the Leased Premises are a part. Tenant in addition to all other payments to Landlord by Tenant required hereunder, shall pay to Landlord, payable at the same address as the minimum guaranteed rent, in each year during the term of this Lease, and any extension or renewal thereof, Tenant’s proportionate share as defined above of said taxes, special assessments, and interest on special assessments. The Proportionate Share of said taxes and assessments to be paid hereunder by Tenant monthly equal to 1/12th of the real estate taxes and special assessments due in each year during the term of this Lease. However, Landlord reserves the right to estimate Tenant’s proportionate share of said taxes, and Tenant shall pay monthly to Landlord an amount estimated by Landlord to be necessary to be billed monthly so that Landlord will have collected Tenant’s proportionate share thirty (30) days prior to the date said taxes are due and payable on an installment basis by Landlord to the taxing authorities before interest or penalty accrues thereon. In the event Landlord exercises its right to estimate Tenant’s Proportionate Share of said taxes, and bills Tenant monthly thereof, within thirty (30) days after receipt by Landlord of the applicable tax statement, Landlord shall render a billing to Tenant adjusting the estimated payments received to the actual payments required, and setting forth the difference between the total amount which should have been collected on an actual basis. In the event Tenant has underpaid Tenant’s proportionate share up to the date of such billing, based upon the applicable tax statement, Tenant shall pay any shortage to Landlord within ten (10) days of delivery of such billing to Tenant by Landlord. Thereafter, for the balance of the applicable period, the monthly billing by Landlord to Tenant will be based upon Tenant’s actual Proportionate Share of the applicable tax statement to be paid. Any overpayment by Tenant of real estate taxes, assessments or any other taxes there of shall be credited against the next applicable tax statement or refunded to Tenant within ten (10) days of such calculation at the option of Tenant. In the event the taxing authorities include in such real estate taxes and installments of assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant will pay all of the taxes attributable to such items in addition to its proportionate share of said real estate taxes and installments of assessments. A photostatic copy of the tax statement received by Landlord and submitted by Landlord to Tenant shall be sufficient evidence of the amount of said taxes assessed or levied against the land and improvements constituting the Demised Premises of which the Leased Premises are part, as well as the items taxed. Landlord represents that there are no special assessments levied or pending as of the date of this Lease Agreement.

C. Personal Property and Leasehold Taxes. Tenant shall pay, as they become due and payable and before they become delinquent, all taxes levied or assessed against its leasehold interest in this Lease and against the fixtures, equipment, merchandise and other personal property located in, upon, about or affixed to the Leased Premises.

D. Rental Taxes. If at any time during the term of this Lease or any extension thereof, under federal or state law or any political subdivision thereof, a tax, charge, capital levy or excise on rents (fixed, guaranteed or additional), or other tax (except income tax), however described, shall be levied against Landlord on account of the rent payable herein, such tax, charge, capital levy, or excise on rents or other taxes shall be paid by Tenant, or reimbursed to Landlord by Tenant if such tax, charge, capital levy, or excise on rents or other taxes are advanced by Landlord, the choice to be at the option of Landlord. If the amounts required to be paid are payable monthly, such amounts shall be paid by Tenant to Landlord monthly in addition to the monthly rent provided for herein. If the amounts required to be paid are payable annually, such amounts shall be paid by Tenant to Landlord annually on demand. A photostatic copy of the statement received for such amounts shall be sufficient evidence of the amounts due and payable. In the event Tenant is required to pay the foregoing, Tenant shall have the option to terminate this Lease upon 30 days written notice without any termination fee.

E. License Fees. Tenant shall pay, as they become due and payable and before they become delinquent, all fees, charges and expenses required for license and/or permits, if any, required for Tenant’s use of the Leased Premises, during the term of this Lease or any extension thereof.

F. Insurance. Tenant agrees to obtain and keep in force at its expense prior to commencement of Tenant’s construction and/or fixturing on every occasion and for the term of this Lease and any extensions thereof, Comprehensive General Liability Insurance insuring Landlord and Tenant from all claims, demands or actions with minimum limits of liability in respect of bodily injury or death of One Million Dollars ($1,000,000.00) for each occurrence and not less than Five Hundred Thousand ($500,000.00) for property damage. Said policy or policies shall be issued by an insurance company and in form satisfactory to Landlord. Tenant shall carry like coverage against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the leased premises. Said insurance shall not be subject to cancellation, change or modification except after at least thirty (30) days prior written notice to Landlord, and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of premium thereon, shall be deposited with Landlord at the commencement of the term and renewals thereof not less than thirty (30) days prior to the expiration of the term of such coverage.

Tenant shall, prior to Tenant’s commencement of construction and fixturing on every occasion, provide Workmen’s Compensation Insurance on its employees or agents, maximum limits prescribed by the laws of the State of Minnesota. Tenant shall obtain and keep in force, at its expense, for the term of this Lease and any extension thereof, Fire and Extended Coverage Insurance, including vandalism, malicious mischief, and sprinkler leakage coverage, covering all of Tenant’s stock in trade, fixtures, furniture, equipment, signs and all other installations and improvements not a part of the building made by Tenant in, on or about the Leased Premises, for the full insurable value thereof, plate glass insurance covering all show windows, plate glass and/or glass entrances of the leased premises. (Tenant may self-insure all glass). Said policies shall provide for complete waiver of subrogation to the extent available; and shall provide for at least thirty (30) days’ notice by certified mail, return receipt requested, to Landlord before cancellation, termination or change of such insurance. A copy of said policy or policies, and any renewals thereof, shall be delivered to and remain in the possession of Landlord.

Landlord shall procure during the term of this Lease, fire, windstorm, (all-risk) extended coverage to extent available, rental loss insurance for loss due to fire or casualty, and general liability insurance on the building and other improvements composing the Demised Premises; provided, however, Tenant shall reimburse Landlord monthly with the base rent and other monthly payments due under this Lease 1/12th of the actual net annual cost and expense to Landlord of such insurance.

G. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be liable to the other for any loss or damage to property, or injury to or death of persons, occurring on the Leased Premises, or the adjoining properties, parking area, sidewalks, streets, alleys or passageways, or in any manner growing out of or in connection with Tenant’s use and occupancy of the Leased Premises, or the condition thereof or of adjoining parking areas, street, sidewalks, alleys or passageways, caused by the negligence or fault of Landlord and Tenant, or of their respective agents, employees, subtenants licensees, assignees or invitees, to the extent that such loss or damage to property, or injury to or death of persons, is covered or indemnified by insurance carried by the other party regardless of whether such insurance is payable to or protects landlord or Tenant, or both, or for which such party is otherwise reimbursed; and Landlord and Tenant each respectively hereby waive all right of recovery against the other, its agents, employees, subtenants, licensees, assignees, or invitees, for any such loss or damage to property or injury to or death of any persons to the extent that same is covered or indemnified by proceeds received from any such insurance, or for which reimbursement is otherwise received, provided Landlord and Tenant can waive such right pursuant to the provisions of the respective insurance policy or policies of each. Landlord and Tenant agree to notify their respective insurance companies, in writing, of the provisions of this paragraph, and in the event either party cannot waive its subrogation rights, such party shall notify immediately the other party of this fact in writing so that the other party can obtain necessary insurance coverage itself to insure against possible subrogation actions by the other party’s insurance carrier. It is agreed and understood that regardless of whether or not Tenant obtains the insurance as hereinabove provided, Landlord shall not be liable to any person or to any entity whatsoever for any loss or damage to any person or to any entity resulting from any peril covered under the broadest form of fire and extended coverage insurance policy and endorsements thereto in use in the State of Minnesota, regardless of the amount of such loss or damage.

In addition, Tenant waives its subrogation rights against each and every other Tenant of the Demised Premises, provided, Tenant can waive such rights pursuant to the provisions of its insurance policies; and Landlord shall exert reasonable efforts to have this provision included in the leases between Landlord and other tenants of the Demised Premises, provided Landlord can do so pursuant to the provisions of the insurance policies of Landlord, and at no additional cost to Landlord.

ARTICLE 7. SECURITY AND DAMAGE DEPOSIT.

Tenant, on or before the date of possession of the Leased Premises, shall deposit with Landlord the sum of $7,000 to serve as a security and damage deposit. Said damage deposit is to be held by Landlord, without liability for interest, as a security and damage deposit for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof or any extension hereof. Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord shall be entitled to intermingle such deposit with Landlord’s own funds and to use such security deposit for such purposes as Landlord may determine. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof or any extension hereof, then Landlord, either with or without terminating this Lease, may (but shall not be required to) appropriate and apply all of such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damages or deficiencies in the reletting of leased premises, and reasonable attorney’s fees incurred by Landlord. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord, in accordance with the provisions of this paragraph, Tenant shall, upon written demand by Landlord, remit forthwith to Landlord a sufficient amount of cash to restore said security deposit to the original sum so deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Said security deposit shall be returned to Tenant, less any depletion thereof as the result of the provisions of this paragraph, at the end of the term of this Lease or any renewal thereof, or upon the earlier termination of this Lease. Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provisions of this Lease or otherwise.

In the event Landlord shall sell the Leased Premises, or shall otherwise convey or dispose of its interest in this Lease, Landlord shall assign said security deposit or any balance thereof to Landlord’s assignee, whereupon Landlord shall be released from all liability for the return or repayment of such security deposit and Tenant shall look solely to the new Landlord for the return and repayment of said security deposit. Said security deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord. In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to the assignor.

ARTICLE 8. MAINTENANCE.

A. Tenant shall be responsible for overseeing the maintenance of the exterior common areas including parking areas, driveways, sidewalks, lawn and other green areas and landscaping including, but not limited to, all costs and expenses of operating, managing, repairing and maintaining the property, providing lighting, cleaning, painting, removing of snow, ice and debris, policing, inspecting, sprinkler system repair.

ARTICLE 9. SIGNS - REPAIRS AND MAINTENANCE - ALTERATIONS AND IMPROVEMENTS - MECHANICS

                        LIENS - INSPECTION

A. Signs. Tenant shall provide, at its expense, during the full term of this Lease and any extension or renewal thereof, a sign or signs the form of which shall be agreed to by Landlord and Tenant, shall be harmonious to the general exterior architectural treatment of the building(s) of the Demised Premises, and such signs shall conform to sign criteria of the city. No sign or advertising medium shall be used so as to be a nuisance or menace to Landlord. The cost of installing, maintaining, changing and removing all signs shall be borne by Tenant. Upon commencement of the term of this Lease, with said sign or signs in place, Tenant shall not erect, install, place or cause to be erected, installed or placed, any additional signs, awnings, canopies, lettering, placards, decorations or advertising media of any type on the exterior or in the windows of the lease premises without obtaining, on each occasion, the prior written consent of Landlord. Tenant shall have no right to erect any sign of any kind or nature which advertises a business or product other than Tenant’s, except signs for its subtenant, Flexible Circuit Technologies, Inc., all of which signs must be approved by the City.

B. Repairs and Maintenance. Landlord shall keep and maintain in good order, condition and repair, the foundation, structural aspects of exterior walls (except store fronts, plate glass or other breakable materials used in structural portions), the roof, and the structural support elements of the roof of the building of which the leased premises are a part; however, Landlord shall have no obligation to paint or decorate said foundation or exterior walls or roof. Any damage to any of the foregoing caused by any act or negligence of Tenant, its employees, agents, invitees, licensees, or contractors shall be repaired promptly with the cost thereof paid by Tenant.

Except as hereinabove provided, Tenant, at its expense, shall keep and maintain in good order, condition and repair, the leased premises and every part thereof, including, but not limited to, the exterior and interior portions of all doors, glass windows; all mechanical, plumbing, heating, air conditioning, ventilating and electrical equipment and systems serving the leased premises; interior walls, partitions, floors and ceilings; signs of Tenant; and all fixtures, appliances and equipment furnished by Landlord, if any.

Landlord acknowledges that there are cracks in the floor of the warehouse which are not and shall not be the responsibility of Tenant. Landlord and Tenant further agree that any repairs to the HVAC system shall be the responsibility of Tenant and Landlord shall be responsible for any replacement of any HVAC system except replacements caused by the acts or negligence of Tenant.

C. Mechanics Liens. Tenant shall not permit any mechanics or similar liens to remain upon the Leased Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises, at the direction or with the consent of Tenant, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Tenant may, however, contest the validity of such lien or claim, provided Tenant shall give to Landlord reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Leased Premises by reason of such non-payment, if required by Landlord. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Landlord, including, but not limited to, all proper costs and charges, and shall cause such lien to be released of record without costs to Landlord.

D. Landlord’s Right to Inspect and Repair. Landlord, or his agents, shall have the right to inspect any part of the Leased Premises at any reasonable time. Tenant shall make any repairs, which, in Landlord’s opinion, are necessary for the protection, preservation and maintenance of the leased premises or any part thereof. If Tenant fails to commence such repairs promptly and adequately and/or fails to proceed diligently to completion, Landlord, at its option, may make such repairs, and any expenditures made in connection with such work shall be due and payable from Tenant upon demand plus an amount equal to ten percent (10%) of such expenditures for overhead and supervision. Landlord shall give Tenant as much notice as reasonably possible.

ARTICLE 10. DAMAGE BY FIRE OR OTHER CASUALTY.

A. Notice. Tenant shall give immediate written notice to Landlord of any damage caused to the leased premises by fire or other casualty.

B. Partial Damage to Lease Premises. In the event the Leased Premises shall be damaged by fire or other casualty to the extent of fifty percent (50%) or less of the costs of replacement of the leased premises, and such damage is covered by Landlord’s insurance, and can be repaired within ninety (90) days after the date of the happening of the event causing the damage, Landlord shall cause the damage to be repaired at its expense provided, however, in the event such damage occurs during the last one (1) year of this Lease, Landlord shall have no obligation to cause the damage to be repaired.

C. Substantial Damage to Leased Premises. In the event the Leased Premises shall be damaged by fire or other casualty, and such fire or other casualty shall not be covered by Landlord’s insurance, or the leased premises shall be damaged to the extent of more than fifty percent (50%) of the costs of replacement of the Leased Premises, Landlord may elect to terminate this lease. If the premises cannot be repaired within ninety (90) days after the date of the happening of the event causing the damage, Landlord or Tenant may elect to terminate this Lease. Any of such elections shall be made by the giving of written notice to such effect by Landlord or Tenant to the other within thirty (30) days after the date of the happening of the event causing the damage. This lease shall remain in full force unless it is terminated as herein provided.

D. Continued Operation; Abatement of Rent. As promptly as is practicable after such fire or other casualty and during any period of repair or reconstruction of the Leased Premises Tenant shall continue the operation of its business within the Leased Premises to the extent practicable. If the fire or other casualty, repairing or rebuilding shall render the Leased Premises untenantable, in whole or in part, a proportionate abatement of the rent shall be allowed from the date of the happening of the event causing the damage until the date Landlord completes the repairs or rebuilding, or, in the event Landlord elects to terminate this Lease, until the notified date of termination, said proportionate abatement to be computed on the basis of the relation which the square foot area of the space in the building on the Leased Premises rendered untenantable bears to the total square foot area of the building on the Leased Premises.

E. Obligations Upon Replacement; Waiver of Damages. In the event Landlord is obligated, or exercises its election to repair, restore or replace the improvements, it shall proceed to do so with due diligence and at its sole cost and expense. In determining “due diligence” consideration shall be given to fire and other casualties, governmental restrictions and regulations, strikes, lockouts, and construction delays beyond the control of Landlord. In no event shall Landlord be required to repair, restore or replace Tenant’s stock in trade, fixtures, furnishings, equipment, floor or wall coverings. In the event Landlord is required or elects to repair, restore or replace the improvements, Tenant shall proceed with due diligence, at Tenant’s sole costs and expense, to repair, restore or replace its stock in trade, fixtures, furniture, furnishings, equipment, floor and wall coverings, other personal property, signs and improvements originally installed by Tenant at its own expense. Landlord shall not be responsible for, nor liable to, Tenant for any damages whatsoever caused by any damage, or destruction to the leased premises, nor for any delay in repairing, restoring or replacing, nor for inability to repair, restore, or replace, nor for any other cause whatsoever beyond Landlord’s control. All property of Tenant and all property kept, store or maintained in or upon the Leased Premises, adjacent sidewalks, loading areas or other common areas shall be at the sole risk of Tenant.

ARTICLE 11. EMINENT DOMAIN.

A. Leased Premises. If the Leased Premises, or such portion thereof as to render the balance unsuitable for the purposes of Tenant, as hereinafter set forth, is taken by condemnation or the right of eminent domain or by private sale in lieu thereof to the potential condemning authority, either party shall be entitled to terminate this Lease upon written notice to the other within thirty (30) days after Tenant has been deprived of possession by such taking or sale. If any portion of the Leased Premises is so taken or sold and if this Lease is not terminated in accordance with the provisions hereof, Landlord shall proceed to restore and rebuild the remaining portion thereof so as to make an architecturally complete unit as diligently as is practicable, and in such event, a proportionate abatement of the minimum guaranteed rent shall be allowed from the appropriate date, said proportionate abatement to be computed on the basis of the relation which the square foot area of the space in the leased premises so taken bears to the whole square foot area of the leased premises. Nothing in this Article shall be construed to permit the abatement in whole or in part, of the other charges provided for in this Lease.

B. Demised Premises. In the event fifty percent (50%) or more of the building of which the Leased Premises are a part is taken by condemnation or the right of eminent domain or by private sale in lieu thereof to potential condemning authority, either party shall be entitled to terminate this Lease upon written notice to the other on or before the date possession is to be surrendered to the public or quasi-public authority.

C. Parking Area. In the event so much of the parking area is taken by condemnation or the right of eminent domain or by private sale in lieu thereof to potential condemning authority, so as to leave a parking area with a ratio of less than one (1)parking space per 500 square feet of office/warehouse area, Tenant may notify Landlord in writing that it intends to terminate this Lease in the event sufficient parking is not made available in a location reasonably accessible to the Demised Premises in order to bring the ratio up to one and one-half (1 1/2) square feet of parking area to one (1) square foot of retail selling area, and Landlord shall have ninety (90) days within which to substitute such parking area before Tenant’s notice of termination becomes effective.

D. Claim for Damages. Tenant shall not be entitled to claim, or have paid to Tenant, any compensation or damages whatsoever for or on account of any loss, injury, damage or taking of any right, interest or estate of Tenant, and Tenant hereby relinquishes and hereby assigns to Landlord any rights to any damages, but Landlord shall be entitled to claim and have paid to it for the use and benefit of Landlord all compensation and damages for and on account of or arising out of such taking or condemnation without deduction from the amount thereof for and on account of any right, title interest or estate of Tenant in or to said property, and Tenant, upon request of Landlord, shall execute any and all releases or other documents as shall be required by such public or quasi-public authority; provided however, Tenant shall have the right to make its claim for its fixtures and moving expenses to the extent such damages are allowable.

ARTICLE 12. ASSIGNMENT OR SUBLEASE - SALE-NOVATION - SUBORDINATION - OFFSET STATEMENT -

                                   ATTORNMENT

A. Assignment or Sublease by Tenant. Tenant may not voluntarily or by operation of law, assign or transfer this Lease, or sublease the whole or any part of the Leased Premises, without the prior written consent of Landlord, which consent is not to be unreasonably withheld. In either case, Landlord agrees to consent to an assignment or transfer to a credit worthy party who will conduct a business appropriate for the Demised Premises, but such consent shall not operate as a release of Tenant.

B. Sale by Landlord. Landlord shall have the right to exhibit the Leased Premises to prospective purchasers, and the right to sell or transfer the Leased Premises subject to all provisions of this Lease

C. Novation in the Event of a Sale. In the event of the sale of the Leased Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein. Notwithstanding the foregoing provisions of this Article, Landlord, in the event of a sale of the leased premises, shall cause to be included in the agreement of sale and purchase a covenant whereby the purchaser of the Leased Premises assumes and agrees to carry out all of the covenants and obligations of Landlord herein.

D. Subordination. Tenant hereby agrees that this Lease is, and shall be, subordinate or superior, at the option of Landlord, to any mortgage, deed or trust or any other hypothecation for security which has been or which hereafter may be placed by Landlord upon the Leased Premises, or the land or building of which they are a part, and that such subordination or superiority, depending on Landlord’s election from time to time, shall be effective without any further act by Tenant. Tenant agrees hereby to execute upon demand any and all further documents or instruments in addition to the Lease which may be deemed necessary or requisite or desired to effectuate such subordination or superiority.

Tenant hereby appoints irrevocably Landlord as the attorney-in-fact of Tenant to execute and deliver any and all further documents or instruments, in addition to this Lease, which may be deemed necessary or requisite or desired to effectuate such subordination or superiority.

E. Offset Statement. Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment of hypothecation of the leased premises or the land or building of which they are a part by Landlord, an offset statement shall be required from Tenant. Tenant agrees hereby to deliver in recordable form a Certificate to any proposed mortgagee or purchaser or to the Landlord certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant. In the event Tenant fails to deliver said offset statement within said ten (10) days after request, Tenant hereby appoints irrevocably Landlord as the attorney-in-fact of Tenant to execute and deliver said offset statement.

F. Attornment. In the event any proceedings are brought for the foreclosure of the Leased Premises, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

G. Non-Disturbance. Notwithstanding anything contained in this Lease to the contrary, the subordination and attornment agreement of Tenant contain herein above is upon the express condition that this Lease be recognized by any mortgagee and/or their successors or assigns or purchasers upon foreclosure, and that the rights of the Tenant shall remain in full force and effect during the Term of this Lease as long as Tenant shall continue to perform all of the covenants and conditions of this Lease and shall not be otherwise in default.

ARTICLE 13. REMEDIES OF LANDLORD.

A. Remedies of Landlord. In the event that during the term of this Lease or extension hereof (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which has prevented or might prevent compliance by Tenant with the terms of this Lease):

1. Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof when the same shall be due and payable, and the same shall remain unpaid for a period of fifteen (15) days; or

2. Tenant shall have failed to comply with any other provisions of this Lease and shall not cure such failure within thirty (30) days after Landlord, by written notice, has informed Tenant of such non-compliance. In the case of a default which cannot, with due diligence, be cured within a period of thirty (30) days, Tenant shall have such additional time to cure same as may reasonably be necessary, provided, Tenant proceeds promptly and with due diligence to cure such default after receipt of said notice; or

3. Tenant, or its guarantor, if any, shall file in any court a petition in bankruptcy or insolvency or for reorganization or for creditors, an arrangement under any section or sections, of any bankruptcy act, or for the appointment of a receiver or trustee of all or a portion of Tenant’s property; or

4. An involuntary petition of the kind referred to in subparagraph 3 of this Article shall be filed against Tenant, or its guarantor, if any, and such petition shall not be vacated or withdrawn within ninety (90) days after the date of filing thereof;

5. Tenant, or its guarantor, if any, shall make an assignment for the benefit of creditors; or

6. Tenant, or its guarantor, if any, shall be adjudicated a bankrupt; or

7. Tenant shall cease to conduct its normal business operations in the leased premises or shall vacate or abandon the leased premises and leave same vacated or abandoned for a period of ten (10) days and not pay rent on other sums when due; or

8. Tenant shall do or permit to be done anything which creates a lien upon the leased premises; provided, however, this subparagraph shall be subject to the provisions of Article 9D; or

9. Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; then Landlord upon ten (10) days written notice to Tenant may elect either (a) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant’s estate, or (b) to terminate Tenant’s right to possession only without terminating this Lease.

In the event of election under (9) above to terminate Tenant’s right to possession only, Landlord may, at Landlord’s option, in addition to any other remedies which Landlord has upon default, give Tenant written notice that unless all of the covenants of this Lease are fully complied with within an additional fifteen (15) days after the giving of said notice, the entire amount of rent then remaining unpaid shall become due and payable immediately upon the expiration of said fifteen (15) days, and unless all of the covenants of this Lease are fully complied with by Tenant within said fifteen (15) days, the whole of said rent shall become due and payable immediately upon the expiration of said fifteen (15) days without further notice to Tenant; provided, however, if the nature of the default be such that once made it cannot be cured nor the terms of this Lease complied with in that respect and in that instance, said fifteen (15) days’ notice shall not be required and the entire amount of said rent remaining unpaid may be declared due and payable forthwith. If Landlord, either before or after entry into possession without termination of the Lease, elects to exercise said right to accelerate the payment of the unpaid rent, Landlord, at any time after such entry, shall have the right of election to recover, in lieu of the amounts which would thereafter be payable under the provisions of the immediately preceding full paragraph, the amount by which the rental value of the portion of said term unexpired at the time of such election is less than the entire amount of unpaid rent payable hereunder for said unexpired portion of said term, which deficiency and all expenses incident thereto, including reasonable brokerage fees and legal expenses, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the full term hereof has not expired; and if Landlord, after such entry, leases said leased premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of said unexpired portion of said term.

Notwithstanding the fact that initially Landlord elects under (9) above to terminate Tenant’s right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by serving five (5) days’ written notice on Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

B. Computation of Rent. If Landlord shall at any time be entitled to rent under this Lease pursuant to any of the covenants, conditions or agreements of this Lease either (a) after the termination of Tenant’s right to possession without termination of this Lease, or (b) after the termination of this Lease, Landlord, shall recover and Tenant agrees to pay the minimum guaranteed rent, and any other charges as provided for in this Lease.

C. Other Remedies of Landlord. If Tenant shall default in the performance of any covenant required to be performed by it under this Lease, Landlord may perform the same for the account and at the expense of Tenant, upon giving notice to Tenant of its intention to do so. If Landlord at any time is compelled to pay, or elects to pay, any sums of money by reason of the failure of Tenant to comply with any provisions of this Lease, or if Landlord is compelled to incur any expenses, including reasonable counsel fees in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord shall be due from Tenant to Landlord on the next date following the payment of such sums upon which a regular monthly rental payment is due, together with interest at the rate of eight percent (8%) per annum from the respective dates of such payment. In addition, in the event Landlord is required to perform construction work on behalf of Tenant, Landlord shall be entitled to an amount equal to ten percent (10%) of the amount of the costs and expenses of such construction as payment to Landlord for overhead and supervision.

D. Cumulative Rights. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or not or hereafter existing at law or in equity or by statute.

ARTICLE 14. MISCELLANEOUS.

A. Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by the third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

B. Recording. Tenant shall not record this Lease without the written consent of Landlord.

C. Quiet Enjoyment. Subject to Tenant’s performance of all its obligations under this Lease, Tenant shall have the peaceful and quiet use of the Leased Premises without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and against the lawful claims of all persons claiming by, through or under Landlord.

D. Notices. All notices, demands, offers, requests, and other communications from either Landlord or Tenant to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified or registered mail, return receipt requested, postage prepaid, to the party at its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

1. If to Landlord, to:	Schany Family Limited Partnership
22140 Oakdale Drive
Rogers, MN 55374
Attn: Thomas J. Schany

2. If to Tenant, to:	Lumificient Technologies, LLC
8752 Monticello Lane
Maple Grove, MN
Attn: Zdenko Grajcar

E. Importance of Each Covenant. Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

F. Waiver. The receipt of rent by Landlord with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance of performance of any of the obligations or covenants of this Lease, shall not be deemed to be a waiver of any provisions of this Lease. No failure on the part of Landlord to enforce any obligation or covenant herein contained, nor any waiver of any right hereunder by Landlord, unless in writing, shall discharge or invalidate such obligation or covenant or affect the right of Landlord to enforce the same in the event of any subsequent breach or default.

The receipt by Landlord of any rent or other sums of money or other consideration hereunder paid by Tenant after the termination, in any manner, of Tenant’s right of occupancy or of the term herein demised, or after giving the Landlord of any notice hereunder to affect such termination, shall not reinstate, continue or extend their term hereof, or Tenant’s right of occupancy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration unless so agreed to in writing and signed by Landlord. Neither the acceptance of keys nor any similar act or thing done by Landlord, during the term hereof, shall be deemed to be a release of Tenant from his obligations hereunder, excepting only an agreement, in writing, signed by Landlord. Any right herein granted to Landlord to terminate this Lease or possession thereunder shall apply to any extension or renewal of the term hereof and the exercise of any such right during the term herein demised shall terminate any extension or renewal of the term hereof or possession during such extension or renewal, as the case may be.

G. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the payments stipulated herein shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or similar payment be deemed an accord payment without prejudice to Landlord’s right to recover the balance of such rent or other required payment, or pursue any other remedy provided in this Lease.

H. Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than CB Richard Ellis and Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expense, or liability for commissions or other compensation and charges claimed by any broker or agent by reason of services alleged to have been rendered to, at the instance of, or agreed to by Tenant in connection with this Lease.

I. Invalidity. If any part of this Lease or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provision hereof not specifically so adjudicated to be invalid, shall be executed without reference to that part or portion so adjudicated, insofar as such remaining provisions are capable of execution.

J. Governing Law. This Lease shall be subject to and governed by the laws of the State of Minnesota and all questions concerning the meaning and intention of the terms of this Lease and concerning the validity hereof and questions relating to performance hereunder shall be adjudged and resolved in accordance with the laws of that state, notwithstanding the fact that one or more of the parties now is or may hereafter become a resident of a different state.

K. Definition of Landlord and Tenant; Joint and Several Liability. The words “Landlord” and “Tenant”, used herein shall include the plural thereof, and the necessary changes required to make the provisions hereof apply to corporations, partnerships, associations, or men or women shall be construed as if made. If two or more parties are referred to collectively under one designation, the liability of each shall be joint and several.

L. Headings. The headings of the paragraphs and subparagraphs of this Lease are for convenience of reference only and do not form a part hereof and shall not be interpreted or construed to modify, limit or amplify such paragraphs and subparagraphs.

M. Parties in Interest. This Lease shall inure to the benefit and be binding upon the heirs, executors, administrators, successors and assigns of Landlord; and shall inure to the benefit, and subject to the provisions of Article 12A and be binding upon the heirs, executors, administrators, successors and assigns of Tenant.

N. Entire Agreement; Exhibits; Rider. This instrument including the Exhibit(s), contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The attached Exhibit(s) are made a part hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease Agreement as of the date and year first above written.

LANDLORD:

Schany Family Limited Partnership

By:	/s/ Thomas J. Schany
Its:	General Partner

TENANT:

Lumificient Technologies, LLC

By:	/s/ Zdenko Grajcar
Its:	Vice President

EXHIBIT “A”

Tenant’s Work

Proposed Improvements/Changes in office and warehouse area:

•	Removal of the wall (1) in south office between offices and main entrance

•	Removal of the connecting door (3) between south and north offices

•	Removal of the wall and double service doors (4) in north offices

•	Removal of the wall (5) in the north offices

•	Build decorative receptionist “half wall” (2) in the south offices

•	Build separation wall (6) between offices and restrooms

•	Build decorative “half wall” (7) in south offices

•	Place ceramic (or vinyl) tiles in main entrance area

•	Replace connecting single door (3) with French glass doors (9)

•	Build conference room (8)

•	Build new offices (10) and (11)

•	Build new storage room (12)

•	Build new lunch room (14)

•	Build new lab room (13)

•	Build new assembly room (15)

•	Carpet whole office area 3650 sq. ft. with 26oz premium grade carpet (15 years warranty)

Proposed floor layout is not final and may be changed

Other improvements will be needed in the warehouse area (additional assembly rooms). Final layout to be determined. All improvements and changes will be sent for landlord’s approval.